EXHIBIT 10.1

Execution Copy

Central Hudson Gas & Electric Corporation

$16,000,000 4.30% Senior Notes, Series A, due September 21, 2020
$24,000,000 5.64% Senior Notes, Series B, due September 21, 2040

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Note Purchase Agreement

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Dated as of August 6, 2010

Table of Contents

(Not a part of the Agreement)

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Signature	34

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4		Affiliates and Officers of the Company

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Debt

ANNEX A	—	Existing Debt as of Closing

EXHIBIT 1-A	—	Form of 4.30% Senior Notes, Series A, due September 21, 2020

EXHIBIT 1-B	—	Form of 5.64% Senior Notes, Series B, due September 21, 2040

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

$16,000,000 4.30% Senior Notes, Series A, due September 21, 2020
$24,000,000 5.64% Senior Notes, Series B, due September 21, 2040

Dated as of August 6, 2010

To Each of the Purchasers Listed in
  Schedule A Hereto:

Ladies and Gentlemen:

Central Hudson Gas & Electric Corporation, a New York corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Authorization of Notes.

    Section 1.1. Notes.  The Company will authorize the issue and sale of (a) $16,000,000 aggregate principal amount of its 4.30% Senior Notes, Series A, due September 21, 2020 (the “Series A Notes”) and (b) $24,000,000 aggregate principal amount of its 5.64% Senior Notes, Series B, due September 21, 2040 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter collectively referred to as the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13).  The  Notes shall be substantially in the form set out in Exhibit 1-A and Exhibit 1-B, respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.	Sale and Purchase of Notes.

    Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 3.	Closing.

    The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on August 6, 2010 (the “Execution Date”).

    The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois  60603, at 10:00 a.m. Chicago time, on September 21, 2010 (the “Closing”) or on such other Business Day thereafter on or prior to September 28, 2010 as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 080-00017-0 at HSBC Bank USA, Newburgh, NY, ABA# 021-0010-88.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.

    Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and the obligations of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

    Section 4.1. Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made on the Execution Date and at the time of the Closing.

    Section 4.2. Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  The Company shall not have entered into any transaction since June 30, 2010 that would have been prohibited by Section 10 had such Section applied since such date.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 4.3. Compliance Certificates.

        (a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

        (b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

    Section 4.4. Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Thompson Hine LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

    Section 4.5. Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

    Section 4.6. Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

    Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Execution Date and the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

    Section 4.8. Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the Notes.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 4.9. Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

    Section 4.10. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for such Notes is to be deposited.

    Section 4.11. Regulatory Approval.  Prior to the Closing, such Purchaser and such Purchaser’s special counsel shall have received evidence, in form and substance satisfactory to such Purchaser and such Purchaser’s special counsel, demonstrating that all approvals and authorizations of the Public Service Commission of the State of New York, which are required to be obtained in connection with the issuance of the Notes and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Notes have been duly obtained, validly issued and are in full force and effect and final, and all periods for appeal and rehearing by third parties have expired and all conditions contained in such approvals and authorizations which are to be fulfilled on or prior to the issuance of the Notes have been fulfilled.

    Section 4.12. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.

    The Company represents and warrants to each Purchaser on the Execution Date and the date of the Closing that:

    Section 5.1. Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

    Section 5.2. Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 5.3. Disclosure.  This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 6, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2009, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

    Section 5.4. Subsidiaries; Affiliates.  Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Affiliates and (ii) of the Company’s directors and senior officers.  The Company has no Subsidiaries.

    Section 5.5. Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such financial statements and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

    Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 5.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except for authorization by the Public Service Commission of the State of New York, which authorization has been obtained and is in full force and effect and  final and all periods for appeal and rehearing by third parties have expired and all conditions contained in such authorization which are to be fulfilled on or prior to the date of issuance of Notes have been fulfilled.

    Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except for the matters disclosed in footnote 12 of the Form 10-K dated December 31, 2009 of the Company and in footnote 12 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents and for which the Company has insufficient information with which to assess the effect thereof, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        (b)The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    Section 5.9. Taxes.  The Company has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of federal, state or other taxes for all fiscal periods are in accordance with GAAP.  The federal income tax liabilities of the Company have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2005.

    Section 5.10. Title to Property; Leases.  The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 5.11. Licenses, Permits, Etc.  (a) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

        (b)To the knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

        (c)To the knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

    Section 5.12. Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I (other than the obligation to make contributions in the ordinary course in accordance with the terms of the Plans and applicable law) or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or sections 412 or 430(j) of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined in accordance with GAAP for purposes of the Company’s balance sheet as of December 31, 2009 included in the Disclosure Documents on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $112,100,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

        (c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (d)The expected post retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 158, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is disclosed in footnote 10 of the Form 10-K dated December 31, 2009 of the Company and in footnote 10 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents in accordance with GAAP.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

    Section 5.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered, the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 3 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

    Section 5.14. Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes to refinance debt and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

    Section 5.15. Existing Debt; Future Liens.  (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company as of June 30, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company and, except with respect to the Pollution Control Bonds as described on Schedule 5.15, no event or condition exists with respect to any Debt of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.  Annex A to be attached hereto on the date of the Closing will correctly describe all outstanding Debt and any Liens secured thereby of the Company on the date of the Closing.  Since the Execution Date, there shall have been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company listed on Schedule 5.15, other than any refinancing of any Pollution Control Bonds, provided that such refinancing shall be without increase in the principal amount remaining unpaid as of the date of such refinancing.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (b)Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.1.

        (c)The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company, any agreement relating thereto, any other agreement, its charter or any other organizational document which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

    Section 5.16. Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        (b)The Company (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

        (c)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

    Section 5.17. Status under Certain Statutes.  The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

    Section 5.18. Notes Rank Pari Passu.  The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 5.19. Environmental Matters.  (a) Except for the matters disclosed in footnote 12 of the Form 10-K dated December 31, 2009 of the Company and in footnote 12 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents and for which the Company has insufficient information with which to assess the effect thereof, the Company has no knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

        (b)Except for the matters disclosed in footnote 12 of the Form 10-K dated December 31, 2009 of the Company and in footnote 12 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents and for which the Company has insufficient information with which to assess the effect thereof, the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

        (c)Except for the matters disclosed in footnote 12 of the Form 10-K dated December 31, 2009 of the Company and in footnote 12 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents and for which the Company has insufficient information with which to assess the effect thereof, the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them nor has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

        (d)Except for the matters disclosed in footnote 12 of the Form 10-K dated December 31, 2009 of the Company and in footnote 12 of the Form 10-Q dated June 30, 2010 of the Company included in the Disclosure Documents and for which the Company has insufficient information with which to assess the effect thereof, all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.	Representations of the Purchasers.

    Section 6.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

        (a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

        (b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

        (c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

        (d)the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); o

        (f)the Source is a governmental plan; or

        (g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

        (h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

    As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Company.

    Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

        (a)Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http//www.chenergygroup.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

        (b)Annual Statements — within 90 days after the end of each fiscal year of the Company, duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

    setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (the “Form 10-K”) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

        (c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally), (ii) the Company’s annual report to shareholders, if any, prepared pursuant to the Rule 14a(3) under the Exchange Act, and (iii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided, further, that the Company shall be deemed to have made such delivery of such materials if it shall have timely made Electronic Delivery thereof;

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

        (e)ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

 (i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

 (ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

        (f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (g)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

    Section 7.2. Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by concurrent delivery of such certificate to each holder of Notes):

        (a)Covenant Compliance — the information (including detailed calculations, if any,) required in order to establish whether the Company was in compliance with the requirements of this Agreement during the quarterly or annual period covered by the statements then being furnished; and

        (b)Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

    Section 7.3. Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

        (a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (b)Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Prepayment of the Notes.

    Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

    Section 8.2. Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes of such Series then outstanding in the case of a partial prepayment (but if in the case of a partial prepayment, then against each Note of such Series in proportion to the aggregate principal amount of such Series to be prepaid), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes of such Series written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    Section 8.3.[Reserved].

    Section 8.4. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes of a Series to be prepaid shall be allocated pro rata among all holders of Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

    Section 8.5. Maturity; Surrender, Etc;.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 8.6. Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of a Series of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

    Section 8.7. Make-Whole Amount.  The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes of such Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.	Affirmative Covenants.

    The Company covenants that so long as any of the Notes are outstanding:

    Section 9.1. Compliance with Law.  The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 9.2. Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    Section 9.3. Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Section 9.4. Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    Section 9.5. Legal Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its legal existence.  The Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

    Section 9.6. Notes to Rank Pari Passu.  The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 9.7. Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

    Section 9.8. Public Service Commission Filing.  The Company will, within 30 days of the date of the Closing, submit, with a copy to the holders of the Notes or their counsel, a “compliance filing” to the Public Service Commission of the State of New York as required by the order of Public Service Commission which authorized the issuance of the Notes.

Section 10.	Negative Covenants.

    The Company covenants that so long as any of the Notes are outstanding:

    Section 10.1. Negative Pledge.  The Company shall not create, assume, incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, pledge, charge or encumbrance of any kind (other than Excepted Encumbrances) upon any property of any character of the Company (other than Excepted Property), whether owned at the date hereof or hereafter acquired, to secure indebtedness without making effective provision whereby the Notes of all series shall be directly secured equally and ratably with the indebtedness secured by such mortgage, lien, pledge, charge or encumbrance; provided, however, that this restriction shall not be applicable to nor prevent:

        (a)the pledging by the Company of any assets as security for the payment of any tax, assessment or other similar charge demanded of the company by any governmental authority or public body so long as the Company in good faith contests its liability to pay the same, or as security to be deposited with any governmental authority or public body for any purpose at any time required by law or governmental regulation as a condition to the transaction of any business or the exercise of any franchise, grant, privilege, license, or right;

        (b)the pledging by the Company of any assets for the purposes of securing a stay or discharge or for any other purpose in the course of any legal proceeding in which the Company is a party;

        (c)any mortgage, lien, pledge, charge or encumbrance on any asset in favor of the United States of America, any state, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, securing Industrial Revenue bonds, the interest on which is exempt from federal income tax under Section 103 of the Internal Revenue Code if such bonds shall be issued for the purpose of financing the construction or improvement of such asset;

        (d)mortgages, liens, pledges, charges or encumbrances arising in the ordinary course of its business which (i) do not secure indebtedness, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

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        (e)making good faith deposits in connection with tenders, contracts or leases to which the Company is a party; or

        (f)the pledging by the Company of any assets in connection with the incurrence of indebtedness (under circumstances not otherwise excepted from the operation of this Section) in aggregate principal amount not exceeding 5% of the Company’s Net Tangible Utility Assets at any time outstanding.

    Any instrument creating a lien in favor of the holders of the Notes pursuant to the requirements of this Section shall contain reasonable and customary provisions for the enforcement of such lien and for the release of, or substitution for, the property subjected to such lien.  Such lien shall be evidenced by an appropriate instrument or instruments, in form and substance reasonably satisfactory to the holders of the Notes, executed and delivered to the holders of the Notes (or to the extent legally necessary, to a trustee).

    Section 10.2. Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge into any other corporation or corporations or convey, transfer or lease its properties and assets substantially as an entirety to any Person or Persons, unless

        (a)the corporation or corporations formed by such consolidation or into which the Company is merged or the Person or Persons which acquire by conveyance or transfer, or which lease, the properties and assets of the Company substantially as an entirety shall be a Person or Persons organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the due and punctual payment of the principal of and premium, if any, and interest, if, any, on all outstanding Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed are expressly assumed in writing by such Person and such Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

        (b)immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Upon any consolidation by the Company with or merger by the Company into any other corporation or corporations or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.2, the successor corporation or corporations formed by such consolidation or into which the Company is merged or the Person or Persons to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person or Persons had been named as the company herein, and thereafter, except in the case of a lease, the predecessor Person or Persons shall be relieved of all obligations and covenants under this Agreement and the Notes outstanding hereunder.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 10.3. Terrorism Sanctions Regulations.  The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 11.	Events of Default.

    An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

        (a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note for more than three Business Days after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

        (b)the Company defaults in the payment of any interest on any Note for more than 60 days after the same becomes due and payable; or

        (c)the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a) and (b)) and such default is not remedied within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)); or

        (d)any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made and the fact, circumstance or condition that is the subject of such representation or warranty is not made true and correct within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such representation or warranty being false or incorrect and (ii) the Company receiving written notice of such representation or warranty being false or incorrect from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (e)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000; provided, however, that notwithstanding anything contained in clause (iii) hereof, an obligation of the Company to mandatorily purchase or redeem any of its Debt evidenced by the Pollution Control Bonds in connection with a change in the interest rate mode applicable to such bonds and a subsequent failure to remarket such bonds shall not constitute a Default or Event of Default; provided, further, that a failure of the Company to so purchase or redeem any of such Debt pursuant to such obligation shall constitute an Event of Default under clause (i) hereof; or

        (f)the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

        (g)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 90 days.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 12.	Remedies on Default, Etc.

    Section 12.1. Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(f) or (g) (other than an Event of Default described in clause (i) of Section 11(f) or described in clause (vi) of Section 11(f) by virtue of the fact that such clause encompasses clause (i) of Section 11(f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

        (b)If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

        (c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

    Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    Section 12.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate for such Series, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.

    Section 13.1. Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    Section 13.2. Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same Series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or Exhibit 1-B, as the case may be.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $200,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $200,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 13.3. Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

        (a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

        (b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series and dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1. Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Poughkeepsie, New York at the principal office of the Company in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 15.	Expenses, Etc.

    Section 15.1. Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

    Section 15.2. Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement .

    All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 17.	Amendment and Waiver.

    Section 17.1. Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

    Section 17.2. Solicitation of Holders of Notes.

        (a)Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount or Series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

        (b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    Section 17.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 17.4. Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

    All notices and communications provided for hereunder shall (except as otherwise provided in Section 7 with respect to Electronic Delivery) be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

      (i)  if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

      (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

      (iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.

    This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 20.	Confidential Information.

    For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Section 21.	Substitution of Purchaser.

    Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

    Section 22.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    Section 22.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

    Section 22.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

    Section 22.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    Section 22.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

    For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

    Section 22.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    Section 22.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

    Section 22.8. Jurisdiction and Process; Waiver of Jury Trial.  (a)  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        (b)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

        (c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

        (d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*     *     *     *     *

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

    If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:	/s/ Christopher M. Capone
Christopher M. Capone
Its:	Executive Vice President and Chief Financial Officer

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Patricia Eitrheim
Name: Patricia Eitrheim
Title: Director

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

MODERN WOODMEN OF AMERICA

By:	/s/ Nick S. Coin
Name: Nick S. Coin
Title: Treasurer & Investment Manager

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

This Agreement is hereby accepted and agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments

By:	/s/ James Lowery
Name: James Lowery
Title: Assistant Vice President, Investments

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

Thrivent Financial for Lutherans 625 Fourth Avenue South Minneapolis, Minnesota 55415 Attention: Investment Division-Private Placements Fax Number: (612) 844-4027	Series B	$5,000,000 $5,000,000 $5,000,000 $5,000,000 $4,000,000

Payments

All payments of principal, premium or interest on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

ABA #011000028
State Street Bank & Trust Co.
DDA # A/C — 6813-049-1
Fund Number:  NCE1
Fund Name:  Thrivent Financial for Lutherans

All payments must include the following information:  security description, private placement number, reference purpose of payment and interest and/or principal breakdown
Notices

All notices and communications to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:

Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, Minnesota  55415
Investment Division-Private Placements
Attention:  Alan D. Onstad
Fax:  (612) 844-4027

SCHEDULE A
(to Note Purchase Agreement)

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

with a copy to:

Thrivent Accounts
State Street Kansas City
801 Pennsylvania
Kansas City, Missouri  64105
Attention:  Brian Kershner
Fax:  (816) 691-3610

Name of Nominee in which Notes are to be issued:  Swanbird & Co.

Taxpayer I.D. Number for Swanbird & Co.:  04-3475606

Taxpayer I.D. Number for Thrivent Financial for Lutherans:  39-0123480

Instructions for Delivery of Notes:

DTC/New York Window
55 Water Street
Plaza Level – 3rd Floor
New York, New York  10041
Attention:  Robert Mendez
Account:  State Street
Fund Name:  Thrivent Financial for Lutherans
Fund Number:  NCE1
Nominee Name:  Swanbird & Co.
Nominee Tax ID Number:  04-3475606

With a copy to the Thrivent Financial in-house attorney, Marlene Nogle.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased
Modern Woodmen of America 1701 First Avenue Rock Island, Illinois 61201 Attention: Investment Department investments@modern-woodmen.org Fax: (309) 793-5574	Series A	$8,000,000
Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Central Hudson Gas & Electric Corporation, 4.30% Senior Notes, Series A, due September 21, 2020, PPN: 153609 B@0 principal, premium or interest”) for credit to:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL  60675
ABA No. 071-000-152
Account Name:  Modern Woodmen of America
Account No. 84352

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN: 153609 B@0 and the due date and application (as among principal, premium and interest) of the payment being made.
Notices

Notices relating to payments and written confirmation of each such payment should be sent to:

Modern Woodmen of America
1701 First Avenue
Rock Island, IL  61201
Attention:  Investment Accounting Department
Fax:  (309) 793-5688

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-1493430

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Instructions for Delivery of Notes:

          Douglas A. Pannier
          Modern Woodmen of America
         1701 First Avenue
         Rock Island, IL 61201

CENTRAL HUDSON GAS & ELECTRIC CORPORATION	NOTE PURCHASE AGREEMENT

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

Great-West Life & Annuity Insurance Company 8515 East Orchard Road, 3T2 Greenwood Village, Colorado 80111 Attention: Investments Division	Series A	$8,000,000
Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds (identifying each payment as “Central Hudson Gas & Electric Corporation, 4.30% Senior Notes, Series A, due September 21, 2020, PPN: 153609 B@0 principal, premium or interest”) for credit to:

The Bank of New York
ABA #021-000-018
BNF Account No.:  IOC566
Further Credit to:  Great-West Life/Acct No. 640935

Reference:	1)security description (including PPN)
2)allocation of payment between principal and interest
3)confirmation of principal balance

Notices
All notices and communications, including notices relating to payments and written confirmation of each such payment, should be sent to:

Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3T2
Greenwood Village, Colorado  80111
Attention:  Investments Division
Fax:  (303) 737-6193

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  84-0467907
Notes should be delivered to:

The Bank of New York
3rd Floor, Window A
One Wall Street
New York, NY  10286
Attn:  Receive/Deliver Dept (Great-West Life/Acct No. 640935)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” or “this Agreement” is defined in Section 17.3.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CH Energy” means CH Energy Group, Inc., a New York corporation.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Central Hudson Gas & Electric Corporation, a New York corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

SCHEDULE B
(to Note Purchase Agreement)

“Debt” with respect to any Person means, at any time, without duplication,

    (a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

    (b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and guarantees of accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

    (c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

    (d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

    (e)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof (giving effect to any exclusions expressly set forth in any such clause).

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Series of Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excepted Encumbrances” means as of any particular time any of the following:

        (i)liens for taxes, assessments or governmental charges not delinquent and liens for workmen’s compensation awards and similar obligations not delinquent and liens for taxes, assessments or governmental charges delinquent but the validity of which is being contested at the time by the Company in good faith by appropriate proceedings;

        (ii)any liens securing indebtedness neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing in or relating to real estate acquired by the Company for transmission, distribution or right-of-way purposes, or in connection with its usual operations;

       (iii)easements, rights of way, restrictions, exceptions or reservations in or affecting any property of the Company created for the purpose of roads, railroads, railroadside tracks, electric lines, pipe lines, sewers, water and gas transmission and distribution mains, conduits, transmission, distribution or communication lines or for the joint or common use of real property and equipment and other like purposes, water rights of the state of New York or others, building and use restrictions and defects and irregularities of title to, or leases of, any property of the Company which do not materially impair the use of such property as an entirety in the operation of the business of the Company;

        (iv)undetermined liens and charges incidental to current construction, including mechanics’, laborers’, materialmen’s and similar liens not delinquent;

        (v)any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license, permit or certificate;

        (vi)rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company;

       (vii)any irregularities in or deficiencies of title to any rights of way for transmission or distribution lines, poles, wires or other conductors, or transmission or distribution mains or pipes and/or appurtenances to any thereto or other improvements thereon and to any real estate used or to be used primarily for right of way purposes, which do not materially affect the use of such property by the Company in the normal course of its business;

       (viii)purchase money mortgages, liens, pledges or security interests (which term for purposes of this subsection (viii) shall include conditional sale agreements or other title retention agreements) upon or in property acquired after the date of this Agreement (provided that the same is created concurrently with or within 90 days after the acquisition of such property by the Company), or mortgages, liens, pledges or security interests existing in such property at the time of acquisition thereof, provided that no such mortgage, lien, pledge or security interest extends or shall extend to or cover any property of the Company other than the property then being acquired and fixed improvements then or thereafter erected thereon;

        (ix)leases made, or existing on property acquired, in the ordinary course of business;

        (x)[Reserved];

       (xi)any mortgage, lien, pledge, charge or encumbrance on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company and not created in’ contemplation of such event;

       (xii)any mortgage, lien, pledge, charge or encumbrance existing on any asset prior to the acquisition thereof by the Company and not created in contemplation of such acquisition; and

      (xiii)any mortgage, lien, pledge, charge or encumbrance arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any mortgage, lien, pledge, change or encumbrance permitted by any of the foregoing clauses (viii), (x), (xi) and (xii) of this definition, provided that such indebtedness is not increased and is not secured by any additional assets.

“Excepted Property” means (a) cash, bonds, stocks, obligations and other securities (including without limitation, securities issued by subsidiaries of the Company); (b) chooses in action, accounts receivable, unbilled revenues, judgments and other evidences of indebtedness and contracts, leases and operating agreements; (c) stock in trade, merchandise, equipment, apparatus, materials or supplies and other personal property manufactured or acquired for the purpose of sale and/or resale in the usual course of business or consumable in the operation of any of the properties of the Company or held for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, trucks, automobiles or other vehicles or aircraft; (d) timber, gas, fuel oil, electric energy, minerals (including without limitation developed and undeveloped natural gas reserves and natural gas in underground storage or otherwise), mineral rights and royalties; (e) materials or products generated, manufactured, stored, produced or purchased by the Company for sale, distribution, or use in the ordinary course of its business; (f) office furniture and equipment, tools, rolling stock, buses, motor coaches, trucks and automobiles and other vehicles and aircraft; and (g) the Company’s franchise to be a corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America (including IFRS if so in effect at the time of determination).

“Governmental Authority” means

    (a)the government of

    (i)the United States of America or any State or other political subdivision thereof, or

   (ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

    (b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

    (a)to purchase such Debt or obligation or any property constituting security therefor;

    (b)to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

    (c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

    (d)otherwise to assure the owner of such Debt or obligation against loss in respect thereof;

provided, that, for the avoidance of doubt, a “Guaranty” shall not include any obligations of an entity to guaranty obligations of its subsidiary if such subsidiary’s obligations do not themselves constitute “Debt” of such subsidiary.  In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“IAS” means International Accounting Standards as promulgated by the International Accounting Standards Board.

“IFRS” means international accounting standards promulgated by the IAS and approved by the SEC.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Tangible Utility Assets” means the Company’s total utility assets, net of accumulated depreciation and excluding any intangible assets and any property and plant held by the Company but not used in utility service.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pollution Control Bonds” means tax exempt pollution control refunding revenue bonds in an aggregate principal amount not exceeding $115,850,000 issued on behalf of the Company through the New York State Energy Research and Development Authority pursuant to that certain Trust Indenture between the New York State Energy Research and Development Authority and United States Trust Company of New York, as trustee, dated as of August 1, 1999 as in effect on the date of the Closing.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means any one of or any combination of Series A Notes and Series B Notes.

“Series A Notes” is defined in Section 1 of this Agreement.

“Series B Notes” is defined in Section 1 of this Agreement.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

Disclosure Materials

None.

SCHEDULE 5.3
(to Note Purchase Agreement)

Affiliates and Officers of the Company

Subsidiaries:
None

Board of Directors of the Company:
Steven V. Lant, Chairman of the Board
James P. Laurito
Joseph J. DeVirgilio
Christopher M. Capone

Senior Officers of the Company:

Steven V. Lant	Chairman of the Board and Chief Executive Officer
James P. Laurito	President
Joseph J. DeVirgilio	Executive Vice President Corporate Services & Administration
Christopher M. Capone	Executive Vice President and Chief Financial Officer

The directors and senior officers of the Company may be deemed to be Affiliates of the Company under applicable rules of the Securities and Exchange Commission.  The Company is not aware of any other Affiliates of the Company.

SCHEDULE 5.4
(to Note Purchase Agreement)

Financial Statements

1.
Consolidated financial statements of Central Hudson Gas & Electric Corporation for the year ended December 31, 2009 (as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

2.
Quarterly financial statements of Central Hudson Gas & Electric Corporation for the quarter ended March 31, 2010 (as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

3.
Quarterly financial statements of Central Hudson Gas & Electric Corporation for the quarter ended June 30, 2010 (as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

SCHEDULE 5.5
(to Note Purchase Agreement)

Existing Debt

1.Central Hudson Gas & Electric Corporation

Promissory Notes	Maturity Date	Amount Outstanding March 31, 2009 (In Thousands)
2003 Series D (4.33%)(d)	Sep. 23, 2010	$24,000
2002 Series D (6.64%)(d)	Mar. 28, 2012	36,000
2008 Series F (6.854%) (b)	Nov. 01, 2013	30,000
2004 Series D (4.73%)(d)	Feb. 27, 2014	7,000
2004 Series E (4.80%)(e)	Nov. 05, 2014	7,000
2007 Series F (6.028%)(b)	Sep. 01, 2017	33,000
2004 Series E (5.05%)(e)	Nov. 04, 2019	27,000
1999 Series A (5.45%)(a)	Aug. 01, 2027	33,400
1999 Series C (a)(c)	Aug. 01, 2028	41,150
1999 Series D (a)(c)	Aug. 01, 2028	41,000
1998 Series A (6.50%)(a)	Dec. 01, 2028	16,700
2006 Series E (5.76%)(e)	Nov. 17, 2031	27,000
1999 Series B (a)(c)	July 01, 2034	33,700
2005 Series E (5.84%)(e)	Dec. 05, 2035	24,000
2007 Series F (5.804%)(b)	Mar. 23, 2037	33,000
2007 Series F (5.80%)(b)	Oct. 01, 2039	24,000

(a)	Promissory Notes issued in connection with the sale by NYSERDA of tax-exempt pollution control revenue bonds.
(b)	Issued under Central Hudson’s medium-term note program.
(c)	Variable rate notes.
(d)	Issued pursuant to a 2001 PSC Order approving the issuance by Central Hudson prior to June 30, 2004, of up to $100 million of unsecured medium-term notes.
(e)	Issued pursuant to a 2004 PSC Order approving the issuance by Central Hudson prior to December 31, 2006, of up to $85 million of unsecured medium-term notes.

SCHEDULE 5.15
(to Note Purchase Agreement)

1.Central Hudson Gas & Electric Corporation (cont.)

Debt	Obligee	Amount Outstanding June 30, 2010 (In Thousands)
$125 million Revolving Credit Agreement	JPMorgan Chase Bank, N.A., HSBC Bank USA, N.A., Keybank National Association	$3,000

Existing Debt as of Closing

ANNEX A
(to Note Purchase Agreement)

Form of Series A Note

Central Hudson Gas & Electric Corporation

4.30% Senior Notes, Series A, due September 21, 2020

No. _________	Date
$____________	PPN 153609 B@0

For Value Received, the undersigned, Central Hudson Gas & Electric Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on September 21, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 4.30% per annum from the date hereof, payable semiannually, on the 21st day of March and September in each year, commencing with the March 21 or September 21 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.30% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes, Series A (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 6, 2010 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1-A
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:
[Title]

E-1-A-2

Form of Series B Note

Central Hudson Gas & Electric Corporation

5.64% Senior Notes, Series B, due September 21, 2040

No. _________	Date
$____________	PPN 153609 B#8

For Value Received, the undersigned, Central Hudson Gas & Electric Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on September 21, 2040, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.64% per annum from the date hereof, payable semiannually, on the 21st day of March and September in each year, commencing with the March 21 or September 21 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.64% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Senior Notes, Series B (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 6, 2010 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1-B
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:
[Title]

E-1-B-2

Form of Opinion of Special Counsel

to the Company

The closing opinion of Thompson Hine LLP, counsel for the Company, which is called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

1.The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to execute and perform the Note Purchase Agreement and to issue the Notes and is duly licensed or qualified, and is in good standing, as a foreign corporation in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

2.The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body of the State of New York or the United States of America is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes, except as may be required under the blue sky laws of the State of New York (as to which we express no opinion).

5.The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Restated Certificate of Incorporation of the Company, as amended, or the By-laws of the Company or any agreement or instrument known to us to which the Company is a party or by which the Company may be bound or by any laws of the State of New York or of the United States of America.

6.The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

7.The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulations T, U or X of the Board of Governors of the Federal Reserve System.

8.The Company is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.

9.To our knowledge, there is no litigation pending or threatened which challenges the legal, valid and binding nature of any of the Notes or the Note Purchase Agreement.

The opinion of Thompson Hine LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.  The Purchasers, together with subsequent holders of the Notes, may rely on the opinion of Thomson Hine LLP.

E-4.4(a)-2

Form of Opinion of Special Counsel
to the Purchasers

[Delivered to Purchasers Only]

EXHIBIT 4.4(b)
(to Note Purchase Agreement)